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                  FOURTH AMENDMENT AND WAIVER
                               TO
   AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT
                  Dated as of October 2, 1996


      This Fourth Amendment and Waiver to Amended and Restated Subordinated Note Purchase Agreement (this "Amendment") is dated as of October 2, 1996 by and among Merisel Americas, Inc., a Dela ware corporation ("Merisel Americas"), and the Noteholders signatory hereto, and is made with reference to that certain Amended and Restated Subordinated Note Purchase Agreement dated as of December 23, 1993 and amended as of September 30, 1994, April 12, 1996 and June 30, 1996 (the "Existing Agreement") by and among Merisel Americas. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                            RECITAL

      The parties hereto have agreed to modify the Existing Agree ment as hereinafter set forth in accordance with Section 14.4 of the Existing Agreement.

      IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

          1. Waivers and Consent. (a) Effective as of the Effective Time (as defined in Section 3 of this Amendment), the undersigned
Lenders hereby consent to the sale (the "Sale") by Merisel,  Inc.
and  Merisel  Americas of certain of their  direct  and  indirect wholly-owned Subsidiaries described on Schedule I hereto  to  CHS
Electronics,  Inc. (the "Buyer") pursuant to the  Purchase  Agree ment, dated as of August 29, 1996 (the "Purchase Agreement"),  as amended,  by  and  among  the Buyer, Merisel,  Inc.  and  Merisel
Americas.  The undersigned Lenders also waive compliance  by  the
Borrowers   with   the   provisions  of  Sections   9.10   (which
incorporates   Section  6.14  from  the  Senior   Note   Purchase
Agreement) and 9.17 of the Existing Agreement (the "Waiver") commencing as of the Effective Time solely to the extent that such Sections would otherwise require a repayment of the Debt out standing under the Revolving Credit Agreement and the Senior Note
Purchase Agreement.

          (a) Effective as of the Effective Time, the Noteholders hereby waive the provisions of (i) Section 9.10 of the Existing Agreement to the extent necessary to permit the amendment and waivers of the Revolving Credit Agreement, Senior Notes and
Senior Note Purchase Agreement contemplated by  clauses (ii)  and

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(iii) of Section 3 hereof and hereby agree to the extent that any covenants or other provisions of the Senior Note Agreement are incorporated by reference into Section 9.10 of the Existing Agreement, the Noteholders hereby consent to such amendments and waivers to such incorporated covenants and other provisions and
(ii) with respect to facts, events or circumstances occurring at or before the Effective Time, Section 9.10 of the Existing Agreement with respect to Sections 6.6, 6.17, 6.25, 6.28, 6.31,
6.32 and 6.37 of the Senior Note Agreement as incorporated by reference in said Section 9.10.

          2. Amendments to the Existing Agreement. The following amendment to the Existing Agreement shall become effective at the Effective Time:

                (I) Anything to the contrary in Section 11.1 of the Existing Agreement notwithstanding, neither (x) any failure by Merisel FAB to make any payment when due, whether at stated maturity or otherwise, of any amount in respect of the accounts payable owed to Vanstar, Inc., any exercise of remedies by the holder thereof against Merisel FAB or any judgment rendered against Merisel FAB with respect thereto nor (y) any default in the payment of interest on the Merisel Parent Debt (as defined in the Revolving Credit Agreement) shall constitute an Event of Default or Default for the purposes of the Amended Agreement or the Notes, except to the extent that the same is preceded or followed by, or otherwise connected to, (i) the commencement, if any, of an insolvency, bankruptcy or similar proceeding by or against Merisel, Inc. or any of its Subsidiaries or (ii) in the case of Merisel, Inc., if earlier, the exercise of any remedy in respect of such default by or on behalf of one or more holders of Merisel Parent Debt or the indenture trustee thereof (including without limitation the acceleration of the outstanding principal amount of the Merisel Parent Debt or the commencement of an action by one or more of such holders or such indenture trustee in respect of such default).

          3. Conditions to the Effective Time. The Waiver, amendments and agreements set forth herein shall become effective (the time
of   such   effectiveness,  the  "Effective   Time")   upon   the
satisfaction of all the following conditions:

                 (i) this Amendment shall have been executed and delivered by the holders of at least 66-2/3% in aggregate unpaid principal
amount   of  the  Notes  (the  "Requisite  Holders"  and  Merisel
Americas;

                 (ii) Merisel Americas, Merisel Europe, Merisel Inc. and all the Lenders (as defined in the Revolving Credit Agreement) shall
                              -2-

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have executed and delivered the Second Amendment to the Revolving
Credit Agreement, which shall be in form and substance acceptable to the Requisite Noteholders;

                 (iii) Merisel Americas, Merisel Europe, Merisel Inc. and all the holders of the Senior Notes shall have executed and delivered the Fifth Amendment to the Senior Note Purchase Agreement, which shall be in form and substance acceptable to the Requisite Holders;

                 (iv) the Sale contemplated by the Purchase Agreement shall have been consummated;

                 (v) all the representations and warranties made by Merisel Americas in Section 4 shall be true and correct in all material respects as of the Effective Time;

                 (vi)   the delivery by Merisel Americas to the Noteholders of
(x) certified resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Amendment, (y) signature and incumbency certificates of the officers executing this Amendment and (z) executed copies of this Amendment; and

                 (vii) all corporate and other proceedings required to be taken in connection with the transactions contemplated hereby shall have been taken.

          4. Representations and Warranties of Merisel Americas. In order to induce the Noteholders to enter into this Amendment and to  grant  the  Waiver  with respect to the  Existing  Agreement,
Merisel  Americas  represents  and  warrants  to  each   of   the
Noteholders that the following statements are true, correct and complete:

          (a) Corporate Power and Authority. Merisel Americas has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Existing Agreement as amended by this Amendment (the "Amended Agreement").

          (b) Authorization of Agreements. The execution and delivery of this Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action by Merisel Americas.

          (c) No Conflict. The execution and delivery by Merisel Americas of this Amendment and the performance by Merisel
Americas of the Amended Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable
                             -3-

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to Merisel  Americas or any of its Subsidiaries, the Certificate  of
Incorporation or bylaws of Merisel Americas or any of its Subsidiaries, (ii) conflict with, result in a breach of or con stitute (with due notice or lapse of time or both) a default under any material contractual obligation of Merisel Americas or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Merisel Americas or any of its Subsidiaries, other than those that have been obtained.

          (d) Governmental Consents. The execution and delivery by Merisel Americas and the performance by Merisel Americas of the Amended Agreement do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

          (e) Binding Obligation. This Amendment and the Amended Agreement are the legally valid and binding obligation of Merisel Americas, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (f) Incorporation of Representations and Warranties from Existing Agreement. The representations and warranties contained in Article 2 of the Existing Agreement are and shall be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date.

          (g) Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or shall result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default, or an event that with the passage of time, the giving of notice or both would constitute an Event of Default.

          5.     Miscellaneous.

          (a) On and after the Effective Time, each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Existing Agreement, and each reference in the Notes to the "Note Purchase
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Agreement",  "thereunder", "thereof", or  words  of  like  import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment.

          (b) Except as specifically waived by this Amendment, the Existing Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Noteholder under, the Existing Agreement or any of the Notes.

          (d) This Amendment may be executed in any number of counterparts, and by different parties hereto in separate coun terparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          (e) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

          (f) Notwithstanding anything to the contrary herein, if the Effective Time does not occur on or before October 11, 1996, this Amendment shall be of no force or effect, and the Existing
Agreement shall remain in full force and effect as if this Amendment had not been executed or delivered by any party hereto.

          (g) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.
(h)
                             -5-

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          IN WITNESS WHEREOF, the parties hereto have caused this
Fourth Amendment and Waiver to Amended and Restated Subordinated Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              MERISEL AMERICAS, INC.


                              By:
                                   Name:
                                   Title:



                                   NOTEHOLDERS


                              Name of Noteholder:______________


                                          By:__________________
                                               Title: